Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(14,636,470)
Unrealized Gain (Loss) on Market Value of Commodity Futures	11,789,640
Dividend Income	125,805
Interest Income	112,619
ETF Transaction Fees	2,800
Total Income (Loss)	$(2,605,606)

Expenses
General Partner Management Fees	$151,337
Professional Fees	33,811
Brokerage Commissions	12,862
Directors' Fees and insurance	6,792
SEC & FINRA Registration Expense	22,010
Total Expenses	$226,812
Net Income (Loss)	$(2,832,418)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/22	$269,572,924
Additions (50,000 Shares)	1,537,791
Withdrawals (1,200,000 Shares)	(37,492,918)
Net Income (Loss)	(2,832,418)

Net Asset Value End of Month	$230,785,379
Net Asset Value Per Share (7,100,000 Shares)	$32.50

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596